Exhibit 99.1

SiriusXM Reports First Quarter 2013 Results

•	Subscribers Grow by 453,000 to a Record 24.4 Million
•	Record Revenue of $897 Million, Up 12%
•	Net Income of $124 Million, Up 15%
•	Adjusted EBITDA Grows 26% to a Record $262 Million
•	Free Cash Flow Guidance Increased
•	Company Repurchases 209 Million Shares of Common Stock

NEW YORK – April 30, 2013 – Sirius XM Radio (NASDAQ: SIRI) today announced first quarter 2013 financial and operating results, including revenue of $897 million, up 12% from the first quarter 2012 revenue of $805 million. Net income for the first quarter 2013 and 2012 was $124 million and $108 million, respectively. Adjusted EBITDA for the first quarter of 2013 reached a record $262 million, up 26% from $208 million in the first quarter of 2012.

“SiriusXM’s first quarter results show a continuation of our trend of strong, profitable growth. We turned in our best first quarter for subscriber additions since the merger, and with our continuing sharp focus on costs, we set an all-time high for adjusted EBITDA. With our strong free cash flow and low leverage, we repurchased 209 million shares so far and have now returned nearly $1 billion in total to our stockholders since the end of December via stock buybacks and a special dividend,” noted Jim Meyer, Chief Executive Officer, SiriusXM.

“We continue to focus on profitable subscriber growth first and foremost. We expect to achieve record adjusted EBITDA margins this year, which is all the more impressive considering our investments in new content, services, and expanding our distribution in the previously-owned vehicle market. We are off to a great start for the year and are confident in achieving our guidance,” remarked Meyer.

Additional highlights of the first quarter include:

•	Subscriber base reaches new record. The total paid subscriber base reached a record 24.4 million, up 9% from the prior year. Self-pay net subscriber additions were 304,000, a slight increase from the first quarter of 2012, while the overall self-pay subscriber base reached a record high of 19.9 million, up 9% from a year prior. Total paid and unpaid trials grew by 443,000 year over year to 6.2 million.
•	Subscriber acquisition costs per gross addition (SAC) decline. While gross additions climbed 16%, total subscriber acquisition costs excluding purchase price accounting adjustments fell slightly year-over-year to $138 million in the first quarter of 2013, driving an improvement in SAC per gross addition of 15% to $51 from $60 in the first quarter of 2012.

•	Free cash flow reaches a new first quarter record. Free cash flow jumped to $142 million, up from $15 million in the first quarter of 2012.

“SiriusXM’s $142 million of free cash flow was the best first quarter in the history of the Company, resulting in an increase in our free cash flow guidance to approximately $915 million, a 29% increase over 2012. During the first quarter, we repurchased 157 million shares of our common stock for $494 million under our $2 billion stock repurchase program. The Company’s leverage improved to 2.5x our adjusted EBITDA, well below our target leverage of 3.5x,” noted David Frear, SiriusXM’s Executive Vice President and Chief Financial Officer.

“Our low leverage together with availability under our $1.25 billion revolving credit facility provide substantial flexibility to pursue our $2 billion stock buyback program and continue to invest in our business and evaluate strategic opportunities,” added Frear.

2013 GUIDANCE

The Company raised its free cash flow guidance and reiterated its 2013 guidance for subscriber growth, revenue, and adjusted EBITDA:

•	Self-pay net subscriber additions of approximately 1.6 million,
•	Total net subscriber additions of approximately 1.4 million,
•	Revenue of over $3.7 billion,
•	Adjusted EBITDA of over $1.1 billion, and
•	Free cash flow of approximately $915 million.

FIRST QUARTER 2013 RESULTS

SIRIUS XM RADIO INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended March 31,
(in thousands, except per share data)	2013	2012

Revenue:
Subscriber revenue	$783,342	$700,242
Advertising revenue	20,211	18,670
Equipment revenue	18,156	16,953
Other revenue	75,689	68,857
Total revenue	897,398	804,722
Operating expenses:
Cost of services:
Revenue share and royalties	148,531	132,111
Programming and content	74,610	70,095
Customer service and billing	80,394	66,187
Satellite and transmission	19,695	18,110
Cost of equipment	7,027	5,806
Subscriber acquisition costs	116,111	116,121
Sales and marketing	65,899	58,361
Engineering, design and development	14,842	12,690
General and administrative	56,340	59,886
Depreciation and amortization	67,018	66,117
Total operating expenses	650,467	605,484
Income from operations	246,931	199,238
Other income (expense):
Interest expense, net of amounts capitalized	(46,174)	(76,971)
Loss on extinguishment of debt and credit facilities, net	—	(9,971)
Interest and investment income (loss)	1,638	(1,142)
Other income (loss)	247	(578)
Total other expense	(44,289)	(88,662)
Income before income taxes	202,642	110,576
Income tax expense	(79,040)	(2,802)
Net income	$123,602	$107,774
Foreign currency translation adjustment, net of tax	(172)	(56)
Total comprehensive income	$123,430	$107,718
Net income per common share:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02
Weighted average common shares outstanding:
Basic	6,259,803	3,767,443
Diluted	6,606,276	6,537,728

SIRIUS XM RADIO INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2013	December 31, 2012
(in thousands, except share and per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$206,727	$520,945
Accounts receivable, net	107,875	106,142
Receivables from distributors	102,762	104,425
Inventory, net	20,095	25,337
Prepaid expenses	171,248	122,157
Related party current assets	8,255	13,167
Deferred tax asset	970,231	923,972
Other current assets	12,060	12,037
Total current assets	1,599,253	1,828,182
Property and equipment, net	1,542,970	1,571,922
Long-term restricted investments	3,999	3,999
Deferred financing fees, net	32,747	38,677
Intangible assets, net	2,507,019	2,519,610
Goodwill	1,815,365	1,815,365
Related party long-term assets	41,258	44,954
Long-term deferred tax asset	1,089,440	1,219,256
Other long-term assets	11,146	12,878
Total assets	$8,643,197	$9,054,843
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$516,526	$587,652
Accrued interest	65,008	33,954
Current portion of deferred revenue	1,516,608	1,474,138
Current portion of deferred credit on executory contracts	140,389	207,854
Current maturities of long-term debt	3,955	4,234
Related party current liabilities	12,647	6,756
Total current liabilities	2,255,133	2,314,588
Deferred revenue	162,461	159,501
Deferred credit on executory contracts	4,230	5,175
Long-term debt	2,175,270	2,222,080
Long-term related party debt	209,073	208,906
Related party long-term liabilities	18,272	18,966
Other long-term liabilities	81,377	86,062
Total liabilities	4,905,816	5,015,278

Stockholders’ equity:
Preferred stock, par value $0.001; 50,000,000 authorized at March 31, 2013 and December 31, 2012: Convertible perpetual preferred stock, series B-1 (liquidation preference of $0.001 per share); 0 and 6,250,100 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively	—	6
Common stock, par value $0.001; 9,000,000,000 shares authorized; 6,442,718,811 and 5,262,440,085 shares issued; 6,433,648,535 and 5,262,440,085 shares outstanding, at March 31, 2013 and December 31, 2012, respectively	6,443	5,263
Accumulated other comprehensive (loss) income, net of tax	(52)	120
Additional paid-in capital	9,946,701	10,345,566
Treasury stock, at cost (9,070,276 and 0 shares of common stock at March 31, 2013 and December 31, 2012, respectively)	(27,923)	—
Accumulated deficit	(6,187,788)	(6,311,390)
Total stockholders’ equity	3,737,381	4,039,565
Total liabilities and stockholders’ equity	$8,643,197	$9,054,843

SIRIUS XM RADIO INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED )

	For the Three Months Ended March 31,
(in thousands)	2013	2012
Cash flows from operating activities:
Net income	$123,602	$107,774
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67,018	66,117
Non-cash interest expense, net of amortization of premium	5,442	10,647
Provision for doubtful accounts	11,410	6,208
Amortization of deferred income related to equity method investment	(694)	(694)
Loss on extinguishment of debt and credit facilities, net	—	9,971
(Gain) loss on unconsolidated entity investments, net	(1,345)	422
Dividend received from unconsolidated entity investment	9,674	—
Loss on disposal of assets	124	—
Share-based payment expense	14,518	14,951
Deferred income taxes	83,631	1,572
Other non-cash purchase price adjustments	(70,459)	(73,956)
Changes in operating assets and liabilities:
Accounts receivable	(13,143)	(12,838)
Receivables from distributors	1,663	(11,220)
Inventory	5,242	(80)
Related party assets	26	8,347
Prepaid expenses and other current assets	(51,815)	(65,753)
Other long-term assets	1,730	8,256
Accounts payable and accrued expenses	(97,537)	(96,859)
Accrued interest	31,054	7,157
Deferred revenue	47,480	56,182
Related party liabilities	5,891	2,239
Other long-term liabilities	(4,597)	1,505
Net cash provided by operating activities	168,915	39,948

Cash flows from investing activities:
Additions to property and equipment	(26,434)	(25,187)
Net cash used in investing activities	(26,434)	(25,187)

Cash flows from financing activities:
Proceeds from exercise of stock options	10,946	22,765
Payment of premiums on redemption of debt	—	(6,602)
Repayment of long-term borrowings	(1,933)	(58,338)
Common stock repurchased and retired	(465,712)	—
Net cash used in financing activities	(456,699)	(42,175)
Net decrease in cash and cash equivalents	(314,218)	(27,414)
Cash and cash equivalents at beginning of period	520,945	773,990
Cash and cash equivalents at end of period	$206,727	$746,576

Subscriber Data and Operating Metrics

The following table contains subscriber data and key operating metrics for the three months ended March 31, 2013 and 2012, respectively:

	Unaudited
	For the Three Months Ended March 31,
	2013	2012

Beginning subscribers	23,900,336	21,892,824
Gross subscriber additions	2,509,914	2,161,693
Deactivated subscribers	(2,057,024)	(1,757,097)
Net additions	452,890	404,596
Ending subscribers	24,353,226	22,297,420

Self-pay	19,874,660	18,208,090
Paid promotional	4,478,566	4,089,330
Ending subscribers	24,353,226	22,297,420

Self-pay	304,386	299,348
Paid promotional	148,504	105,248
Net additions	452,890	404,596

Daily weighted average number of subscribers	24,008,472	21,990,863

Average self-pay monthly churn	2.0%	1.9%

New vehicle consumer conversion rate	44%	45%

ARPU	$12.05	$11.77
SAC, per gross subscriber addition	$51	$60

Glossary

Adjusted EBITDA - EBITDA is defined as net income before interest and investment income (loss); interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to remove the impact of other income and expense, loss on extinguishment of debt as well as certain other charges discussed below. This measure is one of the primary non-GAAP financial measures on which we (i) evaluate the performance of our businesses, (ii) base our internal budgets and (iii) compensate management. Adjusted EBITDA is a non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) depreciation and amortization and (iii) share-based payment expense. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair value as determined using the Black-Scholes-Merton model which varies based on assumptions used for the expected life, expected stock price volatility and risk-free interest rates.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. We endeavor to compensate for the limitations of the non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our consolidated statements of comprehensive income. Since adjusted EBITDA is a non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows (in thousands):

	Unaudited
	For the Three Months Ended March 31,
	2013	2012

Net income (GAAP):	$123,602	$107,774
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,880
Operating expenses	(68,409)	(74,024)
Share-based payment expense (GAAP)	14,518	14,951
Depreciation and amortization (GAAP)	67,018	66,117
Interest expense, net of amounts capitalized (GAAP)	46,174	76,971

Loss on extinguishment of debt and credit facilities, net (GAAP)	—	9,971
Interest and investment (income) loss (GAAP)	(1,638)	1,142
Other (income) loss (GAAP)	(247)	578
Income tax expense (benefit) (GAAP)	79,040	2,802
Adjusted EBITDA	$261,871	$208,162

Adjusted Revenues and Operating Expenses - We define this Non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments and share-based payment expense. We use this non-GAAP financial measure to manage our business, set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three months ended March 31, 2013 and 2012:

	Unaudited For the Three Months Ended March 31, 2013
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$783,342	$—	$—	$783,342
Advertising revenue	20,211	—	—	20,211
Equipment revenue	18,156	—	—	18,156
Other revenue	75,689	1,813	—	77,502
Total revenue	$897,398	$1,813	$—	$899,211
Operating expenses
Cost of services:
Revenue share and royalties	$148,531	$39,761	$—	$188,292
Programming and content	74,610	2,478	(1,642)	75,446
Customer service and billing	80,394	—	(470)	79,924
Satellite and transmission	19,695	—	(850)	18,845
Cost of equipment	7,027	—	—	7,027
Subscriber acquisition costs	116,111	22,005	—	138,116
Sales and marketing	65,899	4,165	(3,061)	67,003
Engineering, design and development	14,842	—	(1,647)	13,195
General and administrative	56,340	—	(6,848)	49,492
Depreciation and amortization (a)	67,018	—	—	67,018
Share-based payment expense	—	—	14,518	14,518
Total operating expenses	$650,467	$68,409	$—	$718,876

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended March 31, 2013 was $13,000.

	Unaudited For the Three Months Ended March 31, 2012
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$700,242	$67	$—	$700,309
Advertising revenue	18,670	—	—	18,670
Equipment revenue	16,953	—	—	16,953
Other revenue	68,857	1,813	—	70,670
Total revenue	$804,722	$1,880	$—	$806,602
Operating expenses
Cost of services:
Revenue share and royalties	$132,111	$34,846	$—	$166,957
Programming and content	70,095	11,702	(1,374)	80,423
Customer service and billing	66,187	—	(427)	65,760
Satellite and transmission	18,110	—	(785)	17,325
Cost of equipment	5,806	—	—	5,806
Subscriber acquisition costs	116,121	24,085	—	140,206
Sales and marketing	58,361	3,391	(2,360)	59,392
Engineering, design and development	12,690	—	(1,432)	11,258
General and administrative	59,886	—	(8,573)	51,313
Depreciation and amortization (a)	66,117	—	—	66,117
Share-based payment expense	—	—	14,951	14,951
Total operating expenses	$605,484	$74,024	$—	$679,508

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended March 31, 2012 was $14,000.

ARPU - is derived from total earned subscriber revenue, advertising revenue and other subscription-related revenue, net of purchase price accounting adjustments, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. Purchase price accounting adjustments include the recognition of deferred subscriber revenues not recognized in purchase price accounting associated with the merger of Sirius and XM. ARPU is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited

	For the Three Months Ended March 31,

	2013	2012

Subscriber revenue (GAAP)	$783,342	$700,242
Add: advertising revenue (GAAP)	20,211	18,670
Add: other subscription-related revenue (GAAP)	64,137	57,721
Add: purchase price accounting adjustments	—	67
	$867,690	$776,700

Daily weighted average number of subscribers	24,008,472	21,990,863

ARPU	$12.05	$11.77

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Customer service and billing expenses, per average subscriber, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended March 31,
	2013	2012

Customer service and billing expenses (GAAP)	$80,394	$66,187
Less: share-based payment expense	(470)	(427)
	$79,924	$65,760

Daily weighted average number of subscribers	24,008,472	21,990,863

Customer service and billing expenses, per average subscriber	$1.11	$1.00

Free cash flow - is derived from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. Free cash flow is calculated as follows (in thousands):

	Unaudited
	For the Three Months Ended March 31,
	2013	2012
Cash Flow information
Net cash provided by operating activities	$168,915	$39,948
Net cash used in investing activities	$(26,434)	$(25,187)
Net cash used in financing activities	$(456,699)	$(42,175)
Free Cash Flow
Net cash provided by operating activities	$168,915	$39,948
Additions to property and equipment	(26,434)	(25,187)
Free cash flow	$142,481	$14,761

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per gross subscriber addition - or SAC, per gross subscriber addition, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, excluding purchase price accounting adjustments, divided by the number of gross subscriber additions for the period. Purchase price accounting adjustments associated with the merger of Sirius and XM include the elimination of the benefit of amortization of deferred credits on executory contracts recognized at the merger date attributable to an OEM. SAC, per gross subscriber addition, is calculated as follows (in thousands, except for subscriber and per subscriber amounts):

	Unaudited
	For the Three Months Ended March 31,
	2013	2012

Subscriber acquisition costs (GAAP)	$116,111	$116,121
Less: margin from direct sales of radios and accessories (GAAP)	(11,129)	(11,147)
Add: purchase price accounting adjustments	22,005	24,085
	$126,987	$129,059

Gross subscriber additions	2,509,914	2,161,693

SAC, per gross subscriber addition	$51	$60

###

About Sirius XM Radio

Sirius XM Radio Inc. is the world’s largest radio broadcaster measured by revenue and has over 24 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S., from retailers nationwide, and online at siriusxm.com. SiriusXM programming is also available through the SiriusXM Internet Radio App for Android, Apple, and BlackBerry smartphones and other connected devices. SiriusXM also holds a minority interest in SiriusXM Canada which has more than 2 million subscribers.

On social media, join the SiriusXM community on Facebook, facebook.com/siriusxm, Twitter, twitter.com/siriusxm, Instagram, instagram.com/siriusxm, and YouTube at youtube.com/siriusxm.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: our competitive position versus other forms of radio and audio services; our dependence upon automakers; general economic conditions; failure of our satellites, which, in most cases, are not insured; our ability to attract and retain subscribers at a profitable level; royalties we pay for music rights: our ability to attract and retain qualified executive officers; the unfavorable outcome of pending or future litigation; rapid technological and industry change; failure of third parties to perform; changes in consumer protection laws and their enforcement; and our substantial indebtedness. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2012, which is filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E-SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens

212 901 6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

212 901 6646

patrick.reilly@siriusxm.com